UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 25, 2010
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box
3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     In the fourth quarter of 2009, Diebold, Incorporated (the “Company”) announced that its subsidiary Procomp Amazonia Industria Eletronica S.A. (“Procomp”) had been awarded a contract by the Superior Electoral Court (“TSE”) of Brazil for the purchase of up to 250,000 electronic voting machines. At that time, the TSE initially ordered 165,000 terminals for delivery primarily in the second and third quarters of 2010.
     On June 25, 2010, the TSE ordered an additional 30,000 terminals, under the same contract terms, with delivery expected in the third quarter of 2010. Accordingly, the agreement allows the TSE to purchase up to an additional 55,000 terminals from Procomp through 2010. The projected revenue associated with the additional 30,000 terminals is approximately US$18 million at today’s exchange rate.
     In this Current Report on Form 8-K, statements that are not historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the purchase by TSE of all or any portion of the 250,000 voting terminals that were the subject of the public bid. The use of the words “will”, “anticipates”, “expects”, “intends” and similar expressions is intended to identify forward-looking statements. Although the Company believes that these forward-looking statements are based upon reasonable assumptions, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to, final purchasing decisions to be made by the TSE, including any budgetary constraints that it may encounter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
June 28, 2010	By:	/s/ Chad F. Hesse
		Name:	Chad F. Hesse
		Title:	Corporate Secretary